EXHIBIT 21
BELO CORP. SUBSIDIARIES
(as of December 31, 2004)

Al Dia, Inc.
Arizona NewsChannel, LLC
Belo Advertising Customer Services, Inc.
Belo CNC, Inc.
Belo Capital Bureau, Inc.
Belo Company (The)
Belo Enterprises, Inc.
Belo Expositions, Inc.
Belo HG Company, Inc.
Belo HNC General Partner, Inc.
Belo HNC Limited Partner, Inc.
Belo Havana Bureau, Inc.
Belo Holdings, Inc.
Belo IP General Partner, Inc.
Belo IP Holdings, Inc.
Belo Interactive, Inc.
Belo Investment Corporation
Belo Investments II, Inc.
Belo Kentucky, Inc.
Belo Management Services, Inc.
Belo Mexico, Inc.
Belo Mexico, LLC
Belo Productions, Inc.
Belo SANC General Partner, Inc.
Belo SANC Limited Partner, Inc.
Belo San Antonio, Inc.
Belo Ventures, Inc.
Belocorp de Mexico, S. de R. L. de C.V.
Blue Ridge Tower Corporation(*)
Broadcast Sales Academy(*)
Bryan Publishing, Inc.
Charlotte News Channel, LLC(*)
Colony Cable Networks, Inc.
Colony/ Linkatel Networks, Inc.
Colony/ PCS, Inc.
Corporate Arena Associates, Inc.
DFW Printing Company, Inc.
DMI Acquisition Sub, Inc.
Dallas Morning News Holdings, Inc. (The)
Dallas Morning News of Texas, Inc. (The)
Dallas Morning News, L.P. (The)
Denton Publishing Company
Falcon Holding Group, L.P.(*)
Fountain Street Corporation
Hill Tower, Inc.(*)
Houston News Channel, L.P.(*)
KASW-TV, Inc.
KENS-TV, Inc.
KHOU Holdings, Inc.
KHOU of Texas, Inc.	KHOU-TV, L.P.
KMOV-TV, Inc.
KMSB-TV, Inc.
KONG-TV, Inc.
KOTV, Inc.
KSKN Television, Inc.
KTTU-TV, Inc.
KTVK, Inc.
KVUE Television, Inc.
King Broadcasting Company
King News Corporation
Local News on Cable, L.L.C.(*)
MSA.com, LLC
Mas Arizona, L.L.C.(*)
Media Acquisition Corporation
Media Acquisition Partners, L.P.
NBC Weather Plus Network LLC(*)
NTV, Inc.
New Path Media, Inc.
News-Texan, Inc.
Northwest Cable News, Inc.
Owensboro Messenger-Inquirer, Inc.
PJ Health Programming, Inc.
PJ Programming, Inc.
PJNPC, L.L.C.
Partner Stations Network, L.P.(*)
Press-Enterprise Company
Providence Holdings, Inc.
Providence Journal Company (The)
Providence Journal Satellite Services, Inc.
Rhode Island Monthly Communications, Inc.
Rural Oregon Wireless Television(*)
San Antonio News Channel, L.P.(*)
Skyline Tower, LLC(*)
TDMN New Products, Inc.
Texas Cable News, Inc.
Texas Tall Tower Corporation(*)
Travis Tower, LLP(*)
UBTV, Inc.
Universal Belo Productions(*)
WCNC-TV, Inc.
WFAA Holdings, Inc.
WFAA of Texas, Inc.
WFAA-TV, L.P.
WVEC Television, Inc.
WWL-TV, Inc.
WWL-TV/ Cox Joint Venture(*)
Washington Street Garage Corporation
Weather Network Affiliates Company, LLC(*)
The list excludes charitable organizations.
(*) Not-wholly owned.

64         Belo Corp.